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                                                                   Exhibit 4.4b


Participation Agreement (Kintigh A-2), among AES Eastern Energy, L.P., as Lessee, Kintigh Facility Trust A-2, as Owner Trust, DCC Project Finance Fifteen, Inc., as Owner Participant, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Company, as Pass Through Trustee, dated as of May 1, 1999

Participation Agreement (Kintigh B-1), among AES Eastern Energy, L.P., as Lessee, Kintigh Facility Trust B-1, as Owner Trust, First Chicago Leasing Corporation, as Owner Participant, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Company, as Pass Through Trustee, dated as of May 1, 1999

         This Participation Agreement differs from Exhibit 4.4b in the following respect:

         In Section 4.34, the sentence "The Owner Participant shall have caused its parent to execute and deliver to the other Transaction Parties on Owner Participant Guaranty" is replaced with "Held."

Participation Agreement (Kintigh B-2), among AES Eastern Energy, L.P., as Lessee, Kintigh Facility Trust B-2, as Owner Trust, First Chicago Leasing Corporation, as Owner Participant, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Company, as Pass Through Trustee, dated as of May 1, 1999

         This Participation Agreement differs from Exhibit 4.4b in the following respect:

         In Section 4.34, the sentence "The Owner Participant shall have caused its parent to execute and deliver to the other Transaction Parties on Owner Participant Guaranty" is replaced by "Held."

Participation Agreement (Kintigh C-1), among AES Eastern Energy, L.P., as Lessee, Kintigh Facility Trust C-1, as Owner Trust, Bankers Commercial Corporation, as Owner Participant, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Company, as Pass Through Trustee, dated as of May 1, 1999

Participation Agreement (Kintigh C-2), among AES Eastern Energy, L.P., as Lessee, Kintigh Facility Trust A-2, as Owner Trust, Bankers Commercial Corporation, as Owner Participant, Bankers Trust Company, as Indenture Trustee, and Bankers Trust Company, as Pass Through Trustee, dated as of May 1, 1999